My Palace Portal, Inc

Vendor Membership Agreement

11.8.12

This Agreement for My Palace Portal, Inc Vendor Membership (hereinafter "Agreement") is made and effective the

      (Date) of       (Month),       (Year).

PARTIES TO THE AGREEMENT

BETWEEN:My Palace Portal, Inc, Inc. (hereinafter “My Palace Portal, Inc"), a corporation organized and existing under the laws of the state of Wyoming, with headquarters and contact information as noted below.

Headquarters Location:

2201 Long Prairie Road, Suite 107-173

Flower Mound, Texas 75022

(214)883-3388

Jeff@JeffBrand.com

AND:       (Company Name) (hereinafter "Vendor"), a business establishment organized and actively existing under the laws of the State or Province of       (State/Providence), with headquarters, operations, office and contact information as noted below.

AND:       (Authorized Vendor Representative Name), a representative of Vendor operating under the same terms and conditions as Vendor.

Address:

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

Authorized Rep Office Phone Number: ______________________________________________________________

Authorized Rep Email Address: ____________________________________________________________________

For the purpose of Agreement, the term “Vendor” shall be used to reference both Vendor and authorized vendor representative as defined herein the “Parties to the Agreement” paragraph.

In consideration of the terms and covenants of this Agreement, and other valuable consideration, the parties agree as follows:

1.Recitals

a.My Palace Portal, Inc owns and operates an Internet website located at www.My Palace Portal, Inc.com (hereinafter “Site”) to provide a one-stop household command center and home management tool for owners of residential property (defined as Subscribers) who register themselves and their associated properties (hereinafter “Property”) for active My Palace Portal, Inc Subscriber memberships (hereinafter “Subscriber Membership”).  Site allows Subscriber to organize and track home maintenance items, oversee home improvements, monitor home equity and access vendors, resources, valuable data and other useful homeowner tools for the intent to properly maintain Property and help sustain its value.  As an active member, Subscriber shall receive promotions, discounts and special offers given by participating area vendors, retailers, restaurants, etc. with My Palace Portal, Inc Vendor membership (hereinafter “Membership”).  Subscriber with active Subscriber Membership shall also receive “concierge services” from a dedicated, local My Palace Portal, Inc-participating real estate professional (hereinafter “Affiliate”).  Concierge services provided by Affiliate shall include, but are not limited to, one-on-one consultations, expertise for real estate questions, relevant real estate-related information, home and market advice, market analysis, recommendations and, if applicable, contractual home buying and home selling services.

b.Site contains graphical and text-based descriptions of My Palace Portal, Inc’s service offerings, functionality for documenting and tracking home-related activity, resources library, various online tools and vendor database with future plans for online Vendor advertisements.

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c.Vendors with active Membership shall have applicable hypertext links to associated Vendor Internet sites (hereinafter “Vendor Site”). In the case where Subscriber selects a hypertext link to access My Palace Portal, Inc-related databases, resources and Vendor Sites, Subscriber is transported to the URL for the related linked site.

2.Vendor owns and operates a business providing products and/or services (hereinafter “Offerings”) to consumers, including My Palace Portal, Inc Subscribers, seeking such Offerings.  Offerings provided by Vendor are:

a.Characterized under the following category(ies):

i.________________________________________________________________________________________

b.Vendor may or may not own or operate a Vendor Site to support Vendor Offerings.

c.(Please select one.)

3. ☐  Vendor does NOT own and/or operate a Vendor Site;

4. ☐  Vendor owns and operate a Vendor Site, located at

i.      (Vendor Site Address) (herein grouped under the term “Vendor Site”) and the current subject matter of the content of Vendor Site is described as follows:

ii.________________________________________________________________________________________

iii.________________________________________________________________________________________

b.Vendor shall enroll in Membership and is responsible for associated fees and contractual commitment to My Palace Portal, Inc.

5.Required Vendor Qualifications and Representation

a.Vendor must be fully operational and open for business with non-restrictive capabilities, incorporating appropriate training/education, licensing and preparedness to provide Offerings as described herein this Agreement to My Palace Portal, Inc Subscribers seeking Vendor Offerings. Vendor shall conduct operations and supply Offerings in, and in accordance with, the State or Providence stated herein Agreement, and all applicable national, regional and local governing entities.  Vendor shall be accountable for pursuing, maintaining and adhering to all applicable industry and industry-governing requirements to ensure Vendor’s active and compliant conduct and participation as described herein My Palace Portal, Inc’s Agreement.  Vendor shall keep My Palace Portal, Inc updated to all relevant and significant information and conditions pertaining to Vendor’s status, capabilities, and compliances utilizing methods described in paragraph 12 herein Agreement.

b.Vendor qualifications and representation expressly noted above are expected throughout the full term of Agreement, including automated Agreement renewals.

c.By executing below, Vendor represents that it meets such qualifications.

6.Vendor Membership

a.Vendor shall enroll and maintain active enrollment in Membership, which permits Vendor’s inclusion as a listed vendor resource in Site’s designated vendor section(s).

7.General Vendor Membership

a.Services: Vendor with associated contact information, including hypertext link to Vendor Site if applicable, shall be listed under the appropriate vendor and/or service category within Vendor’s defined local service area(s) of the My Palace Portal, Inc vendor database, which is accessible to Subscribers via Site’s designated vendor section(s).

b.Setup Fee:  Vendor shall pay to My Palace Portal, Inc a non-refundable, one (1)-time setup fee of

i.$0.00 to establish an active My Palace Portal, Inc Vendor account with General Vendor Membership. Vendor setup fees shall be paid at the time Vendor’s signed Agreement is submitted to My Palace Portal, Inc.

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c.Membership Fee:  Vendor shall pay to My Palace Portal, Inc a Membership fee of $79.00 per month, on or before the first day of every month for the term of General Vendor Membership or  $799.00 for the 12 month term paid in advance

8.Membership Terms and Conditions

a.Vendor shall adhere to the following terms and conditions applicable to Membership.

9.Terms of Payment: Payment of applicable fees, including, but not limited to, setup fees and monthly fees, shall be charged to an active credit card issued to Vendor pursuant to an authorization which shall be maintained on file with My Palace Portal, Inc.  The My Palace Portal, Inc Vendor Membership Credit Card Form (hereinafter “Credit Card Form”) is presented as “Exhibit A.” Vendor shall submit completed Credit Card Form, along with signed Agreement, to My Palace Portal, Inc for authorization and payment processing.  Applicable Vendor setup fees and first month’s fees shall be charged at the time Vendor’s signed Agreement is submitted to My Palace Portal, Inc

i.Vendor shall pay any sales and other taxes based upon the fees set forth therein.

ii.Applicable Membership fees are subject to change upon each Renewal Date.  Notwithstanding the foregoing, My Palace Portal, Inc shall notify Vendor of any Membership fee change not less than thirty (30) days prior to the Renewal Date upon which such change shall apply.  Notwithstanding any other provision in this Agreement to the contrary, no portion of applicable fees shall be refunded or prorated.

iii.Failure of Vendor to maintain a valid credit card authorization with My Palace Portal, Inc shall constitute a material breach of this Agreement.  My Palace Portal, Inc shall charge interest and service charges on monthly accounts that are delinquent at the maximum rates allowable by law.  Vendor will be responsible for all collection costs and associated fees, including, but not limited to, attorney fees, if such action is necessary to pursue collection efforts and collect on an account.  My Palace Portal, Inc reserves the right to suspend Membership services until Vendor’s account is brought current, and reserves the right to terminate this Agreement if any Membership fee is delinquent.

10.Term of Membership:  The term of Membership is one (1) year and shall automatically renew upon the anniversary of the date that this Agreement is signed by Vendor, unless either party terminates the agreement in writing not less than thirty (30) days prior to the Renewal Date via methods described in paragraph 12 herein Agreement.  Multiple-term Memberships are accepted.  Notwithstanding the foregoing, all provisions relating to competition against My Palace Portal, Inc and My Palace Portal, Inc’s Proprietary Data Compilations shall survive any termination pursuant to this paragraph.

11.Proprietary Rights

a.My Palace Portal, Inc shall retain all proprietary rights in and to its respective Sites and other proprietary materials, such as copyrights, trademarks, trade secrets, patents and confidential information. My Palace Portal, Inc does not grant others any rights in and to such proprietary material.  Upon termination of this Agreement, My Palace Portal, Inc agrees to remove the hyperlink provided by Vendor from Site within a reasonable time.

12.Representations and Warranties

a.Vendor represents and warrants that content provided for inclusion in Site’s designated vendor section(s) is not false and misleading, does not contain any untrue, defamatory, harmful, abusive, vulgar or obscene materials, is in compliance with all applicable laws, does not infringe upon the rights of any other party, including, but not limited to, copyrights, trademarks, privacy rights, moral rights, trade secrets, patents and any other rights. Vendor also warrants and represents that it has the unrestrictive and exclusive right to use all such materials.

b.My Palace Portal, Inc makes no warranties that Vendor content contained on Site will be free from errors or defects or that the use of the hypertext link or access to its site will be uninterrupted. MY PALACE PORTAL, INC SPECIFICALLY DISCLAIMS

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My Palace Portal, Inc Vendor Membership Agreement, cont’d

ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ON THE RIGHTS OF THIRD PARTIES. IN NO EVENT SHALL MY PALACE PORTAL, INC BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST SALES OR PROFIT, LOST DATA, BUSINESS INTERRUPTION OR ATTORNEYS' FEES), EVEN IF NOTIFIED IN ADVANCE OF SUCH POSSIBILITY.

13.Indemnification

a.Vendor will indemnify and hold My Palace Portal, Inc harmless from and against any claims, suits, threats, demands, settlements, actions, causes of action, liabilities, obligations and all other matters, including, but not limited to, court costs, attorney fees, witness fees, settlement fees and all other direct and indirect expenses and losses that may occur arising from the breach of any of the representations and warranties that Vendor has made to My Palace Portal, Inc and otherwise arising directly or indirectly from the placement of its content on Site.

14.Force Majeure

a.My Palace Portal, Inc will not be responsible for any failure or delay in performance hereunder that is directly or indirectly related to acts of nature, acts of God, act of terrorism, utility outages or interruptions, system transmission failure, server failure, strike, lockout or any other situation which is beyond its control.

15.Termination

a.Vendor may terminate this Agreement, with or without cause, by giving thirty (30) days advance written notice of its intent to terminate utilizing methods described in paragraph 12 herein Agreement.  My Palace Portal, Inc reserves the right to terminate this Agreement for any reason, with or without cause, upon thirty (30) days written notice to Vendor utilizing methods described in paragraph 12 herein Agreement.

16.Entire Agreement

a.This Agreement and the Exhibits hereto constitute the entire Agreement and understanding between the parties with respect to the subject matter hereof. It supersedes and replaces all previous discussions, negotiations, and understandings between the parties. This Agreement may only be amended by a written amendment signed by authorized representative of both of parties.

17.Assignment

a.Vendor is not permitted to assign its rights or responsibilities hereunder. If any dispute or lawsuit between the parties arises relative to this Agreement, the prevailing party will be entitled to an award of reasonable attorney fees and costs.

18.Notices

a.Any and all notices to be given under this Agreement by either party to the other must be in writing via postal mail or electronic mail (email).  Postal mail: a notice may be personally delivered or sent by registered or certified mail, postage prepaid, with return receipt requested. Mailed notices are to be addressed to the parties at the addresses appearing in the introductory paragraph herein Agreement. Notices delivered personally are deemed communicated as of actual receipt; mailed notices are deemed communicated as of five (5) business days after mailing.  Email: a notice may be electronically delivered via email addressed to the parties at the email addresses appearing in the introductory paragraph herein Agreement.  Communications sent via text messaging, instant messaging, and the like, are not acceptable.  Note that either party may change its mailing address or email address through written notice via postal mail or email and in accordance with herein paragraph.

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19.Governing Law

a.This Agreement is governed by and is to be construed in accordance with the laws of the State of Texas. Any and all legal actions relative hereto shall exclusively lie in Denton County, Texas.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MY PALACE PORTAL, INC	AUTHORIZED VENDOR REPRESENTATIVE

My Palace Portal, Inc Authorized Signature	Authorized Vendor Representative Signature

Print Name and Title	Print Name and Title

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My Palace Portal, Inc Vendor Membership Agreement, cont’d

Exhibit A: My Palace Portal, Inc Vendor Membership

Credit Card Information – Vendor Listing Details

VENDOR INFORMATION

Vendor Name
Authorized Vendor Rep

CREDIT CARD INFORMATION

Name on Card
Credit Card #	Type	☐ MC ☐ Visa ☐ Disc ☐ AmEx
Expir. Date	Security Code
Billing Address

Signature

By signing the above, I acknowledge I am fully responsible for enrollment in My Palace Portal, Inc Vendor Membership and Advertising, if applicable, and all related Vendor fees.

VENDOR MEMBERSHIP

Membership	☐ General Membership*	$ One-Time Setup Fee;$ per Month.

*Signed My Palace Portal, Inc Vendor Membership Agreement must be collected before Vendor’s My Palace Portal, Inc Membership can be activated.

**One-time setup fees and first month’s fees are due at the time signed My Palace Portal, Inc Vendor Membership Agreement is collected.

VENDOR LISTING DETAILS

Vendor Name	Auth. Vendor Representative
Category #1	Category #2
Phone	Website
Slogan

Providing this information constitutes your permission for My Palace Portal, Inc to contact you regarding related information via phone, mail and email.

—  Office Use Only —

VENDOR #	Date Agreement Received

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My Palace Portal, Inc Processing Rep.	Date Membership Processed

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